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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement on Form S-3 (No. 333-31418) and related Prospectus of Aradigm Corporation for the registration of 2,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 18, 2000 with respect to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California

March 7, 2000